UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2012

Legacy Reserves LP

(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall, Suite 1400 Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (432) 689-5200

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective December 20, 2012, Legacy Reserves LP, a Delaware limited partnership (the “Partnership”), entered into an amendment (the “Fourth Amendment”) to its secured Second Amended and Restated Credit Agreement dated as of March 10, 2011 (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent and certain other financial institutions parties thereto as lenders (the “Lenders”).  Pursuant to the Fourth Amendment, the borrowing base under the Credit Agreement was increased from $600 million to $800 million. Additionally, each lender party to the Credit Agreement immediately prior to the Fourth Amendment agreed to reallocate its respective maximum credit amount and commitment and to, among other things, allow Barclays Bank PLC, Branch Banking and Trust Company, IberiaBank, JPMorgan Chase Bank, N.A., Sovereign Bank, N.A. and Texas Capital Bank, N.A. to become parties to the Credit Agreement as Lenders by acquiring an interest in the total maximum credit amounts and commitments.

A copy of the Fourth Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On December 20, 2012, the Partnership closed its previously announced acquisition of certain oil and natural gas properties located in the Permian Basin from Concho Resources, Inc. pursuant to a Purchase and Sale Agreement dated as of November 5, among COG Operating LLC, a Delaware limited liability company, Concho Oil & Gas LLC, a Texas limited liability company, and Legacy Reserves Operating LP, a Delaware limited partnership, for $520 million in cash, subject to customary purchase price adjustments (the “Acquisition”). All of the purchased reserves are located in counties in which the Partnership currently has operations or are adjacent thereto, and over 99.8% of the reserves are throughout the Permian Basin, including the Lower Abo play and the Deep Rock, Shafter Lake, Fullerton and Ackerly fields.

The Partnership financed the Acquisition with the aggregate net proceeds from its recent 9,170,000 unit offering (inclusive of a partial exercise of the underwriters’ option to purchase additional units) and its recent $300 million 8% senior unsecured notes offering. Pursuant to the terms of the senior notes offering, the proceeds of such offering had been placed in escrow pending the closing of the acquisition of the Permian Basin oil and natural gas properties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

The financial statements that may be required in connection with the Acquisition are not included in this Current Report on Form 8-K. The Partnership will file the required financial statements within 71 calendar days after the date this Current Report on Form 8-K was required to be filed with the Securities and Exchange Commission.

(b)  Pro forma financial information.

The financial statements that may be required in connection with the Acquisition are not included in this Current Report on Form 8-K. The Partnership will file the required financial statements within 71 calendar days after the date this Current Report on Form 8-K was required to be filed with the Securities and Exchange Commission.

(d)  Exhibits.

Exhibit No.	Description

10.1	Fourth Amendment to Second Restated and Amended Credit Agreement dated December 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEGACY RESERVES LP

	By:	Legacy Reserves GP, LLC,
its general partner

Dated: December 21, 2012	By:	/s/ Dan G. LeRoy
Dan G. LeRoy
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Fourth Amendment to Second Restated and Amended Credit Agreement dated December 20, 2012.